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                                                                   EXHIBIT 10.16

                                                            TIAA Appl. #VR-34
                                                            M - [TIAA MORTGAGE
                                                            NUMBER] ([PROPERTY])

                                 PROMISSORY NOTE

$[NOTE AMOUNT]                                              New York, New York
                                                            Dated:  [DATE]

                  FOR VALUE RECEIVED, [BORROWER] ("BORROWER"), a Delaware limited liability company having its principal place of business at 6442 City West Parkway, Eden Prairie, Minnesota 55344, promises to pay to the order of TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA ("LENDER"), a New York corporation, or order, at Lender's offices at 730 Third Avenue, New York, New York 10017 or at such other place as Lender designates in writing, the principal sum of [NOTE AMOUNT] (the principal sum or so much of the principal sum as may be advanced and outstanding from time to time, the "PRINCIPAL"), in lawful money of the United States of America, with interest on the Principal from the date of this Promissory Note (this "NOTE") through and including July 1, 2011 (the "MATURITY DATE") at the fixed rate of eight and twenty five hundredths percent (8.25%) per annum (the "FIXED INTEREST RATE").

                  The Loan (defined below) will be secured by, among other things, one or more Deed of Trust (or Mortgage, as the case may be), Assignment of Leases and Rents and Security Agreements together with all amendments, modifications and restatements thereof, each a "MORTGAGE" collectively the "MORTGAGES"), dated the date of this Note (the "CLOSING DATE"), each executed and delivered by Borrower or by one of the Co-Borrowers (defined below). Each Mortgage will encumber certain real property improved with a commercial building (each a "PROPERTY", collectively the "PROPERTIES") as identified on EXHIBIT A hereto as such EXHIBIT A may from time to time be amended in writing. All capitalized terms not expressly defined in this Note have the definitions set forth in the Mortgages. This Note, together with [__________] other promissory notes made variously by Borrower or certain Affiliates of Borrower (each a "CO-BORROWER"), as specified on EXHIBIT A (each such promissory note, other than this Note, being referred to as an "OTHER NOTE" and collectively as the "OTHER NOTES"), collectively evidence a loan (the "LOAN") in the maximum principal amount of up to $[MAXIMUM PRINCIPAL AMOUNT] (the "LOAN AMOUNT") made by Lender to Borrower and the Co-Borrowers. This Note is secured by the Mortgage or Mortgages made by Borrower. Each of the Other Notes is secured by one or more Mortgages on the Properties and made by the Co-Borrowers specified on EXHIBIT A as such EXHIBIT A may from time to time be amended in writing.

         Section 1. Payments of Principal and Fixed Interest.

         (a) Borrower will make monthly installment payments ("DEBT SERVICE PAYMENTS") as follows:
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         (i)      On [__________], a payment of accrued interest on the
         Principal at the Fixed Interest Rate; and

         (ii) On [__________] and on the first day of each succeeding calendar month through and including June 1, 2011, payments in the amount of [MONTHLY PAYMENT], each of which will be applied first to interest on the Principal at the Fixed Interest Rate and then to the Principal.

         (b) On the Maturity Date, Borrower will, in addition to the foregoing Debt Service Payment, pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents executed by Borrower.

         Section 2.  Prepayment Provisions.

         (a)      The following definitions apply:

"DISCOUNT RATE" means the yield on a U.S. Treasury issue selected by Lender, as published in the Wall Street Journal, two weeks prior to prepayment, having a maturity date corresponding (or most closely corresponding, if not identical) to the Maturity Date, and a coupon rate corresponding (or most closely corresponding, if not identical) to the Fixed Interest Rate.

"DEFAULT DISCOUNT RATE" means the Discount Rate less 300 basis points.

"DISCOUNTED VALUE" means the Discounted Value of a Note Payment based on the following formula:

             (NP)
         -----------
         (1 + R/12)(n) =  Discounted Value
         NP = Amount of Note Payment

         R  = Discount Rate or Default Discount Rate as the case may be.

         n = The number of months between the date of prepayment and the scheduled date of the Note Payment being discounted rounded to the nearest integer.

"NOTE PAYMENTS" means (i) the scheduled Debt Service Payments for the period from the date of prepayment through the Maturity Date and (ii) the scheduled repayment of Principal, if any, on the Maturity Date.

"PREPAYMENT DATE PRINCIPAL" means the Principal on the date of prepayment.

         (b) Except as otherwise expressly provided in the Mortgage, this Note may not be prepaid in full or in part before July 1, 2006. Commencing on July 1, 2006, provided there is no Event of Default, Borrower may prepay this
Note in full, but not in part (provided that each of the Other Notes is simultaneously paid in full), upon 90 days' prior notice to Lender and upon payment in full of the Debt, which shall include a payment (the "PREPAYMENT PREMIUM") equal to the greater of (i) an amount equal to the product of 1% times the Prepayment Date Principal or (ii) the amount by which the sum of the Discounted Values of Note Payments, calculated at the

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Discount Rate, exceeds the Prepayment Date Principal. Provided there is no Event of Default, this Note may be prepaid in full (provided that each of the Other Notes is simultaneously paid in full) without payment of the Prepayment Premium during the last 90 days of the Term. No Prepayment Premium shall be applicable to mandatory full or partial prepayments required under the Mortgage or other Loan Documents that arise on account of any Casualty or Condemnation provided that Borrower is not otherwise in default at the time of such Casualty, or to the extent payment of a Prepayment Premium is expressly excused pursuant to the terms of certain Permitted Transfers (each as defined in the Mortgage).

         (c) After an Acceleration or upon any other prepayment not permitted by the Loan Documents, any tender of payment of the amount necessary to satisfy the Debt accelerated, any decree of foreclosure, any statement of the amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include a payment (the "EVASION PREMIUM") equal to the greater of (i) an amount equal to the product of 1% plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, calculated at the Default Discount Rate, exceeds the Prepayment Date Principal.

         (d)      Borrower acknowledges that:

         (i)      a prepayment will cause damage to Lender;

         (ii) the Evasion Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

         (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

         (iv) the Evasion Premium represents Lender and Borrower's reasonable estimate of Lender's damages for the prepayment and is not a penalty.

         Section 3.  Events of Default:

         (a)      It is an "EVENT OF DEFAULT" under this Note:

         (i) if Borrower fails to pay any amount due, as and when required, under this Note or any other Loan Document and the failure continues for a period of 5 Business Days, provided that if Borrower fails twice in any 12-month period to make a Debt Service Payment, as and when required, then any additional failure to make a Debt Service Payment, as and when required, will be an immediate Event of Default without any grace period; or

         (ii) if an Event of Default occurs under any other Loan Document, whether executed by Borrower or any Other Borrower.

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         (b)      If an Event of Default occurs, Lender may declare all or any portion of the debt evidenced by this Note immediately due and payable ("ACCELERATION") and exercise any of the other Remedies.

         Section 4. Default Rate. Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs and during the continuance of an Event of Default.

         Section 5.  Late Charges.

         (a) If Borrower fails to pay any Debt Service Payment when due or fails to pay any amount due under the Loan Documents on the Maturity Date (in either event, without giving consideration to any grace period contained in the Loan Documents), Borrower agrees to pay to Lender an amount (a "LATE CHARGE") equal to five cents ($.05) for each one dollar ($1.00) of the delinquent payment.

         (b)      Borrower acknowledges that:

         (i)      a delinquent payment will cause damage to Lender;

         (ii) the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

         (iii) it will be extremely difficult and impractical to ascertain the extent of Lender's damages caused by the delinquency; and

         (iv) the Late Charge represents Lender and Borrower's reasonable estimate of Lender's damages from the delinquency and is not a penalty.

         Section 6. Limitation of Liability. This Note is subject to the limitations on liability set forth in the Article of the Mortgages entitled "LIMITATION OF LIABILITY".

         Section 7. WAIVERS. IN ADDITION TO THE WAIVERS SET FORTH IN THE ARTICLE OF THE MORTGAGE ENTITLED "WAIVERS", BORROWER WAIVES PRESENTMENT FOR PAYMENT, DEMAND, DISHONOR AND, EXCEPT AS EXPRESSLY SET FORTH IN THE LOAN DOCUMENTS, NOTICE OF ANY OF THE FOREGOING. BORROWER FURTHER WAIVES ANY PROTEST, LACK OF DILIGENCE OR DELAY IN COLLECTION OF THE DEBT EVIDENCED HEREBY OR ENFORCEMENT OF THE LOAN DOCUMENTS. BORROWER AND ALL INDORSERS, SURETIES AND GUARANTORS OF THE OBLIGATIONS CONSENT TO ANY EXTENSIONS OF TIME, RENEWALS, WAIVERS AND MODIFICATIONS THAT LENDER MAY GRANT WITH RESPECT TO THE OBLIGATIONS AND TO THE RELEASE OF ANY SECURITY FOR THIS NOTE AND AGREE THAT ADDITIONAL MAKERS MAY BECOME PARTIES TO THIS NOTE AND ADDITIONAL INDORSERS, GUARANTORS OR SURETIES MAY BE ADDED WITHOUT NOTICE AND WITHOUT AFFECTING THE LIABILITY OF THE ORIGINAL MAKER OR ANY ORIGINAL INDORSER, SURETY OR GUARANTOR.

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         Section 8.  Commercial Loan. The Loan is made for the purpose of carrying on a business or commercial activity or acquiring real or personal property as an investment or carrying on an investment activity and not for personal or household purposes.

         Section 9. Usury Limitations. Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents securing this Note that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for purposes of the Loan, there will be no Maximum Interest Rate.

         Section 10. Applicable Law. This Note is governed by and will be construed in accordance with the Laws of the State of New York.

         Section 11. Time of the Essence. Time is of the essence with respect to the payment and performance of the Obligations.

         Section 12. Cross-Default. A default under any other note now or hereafter secured by the Loan Documents, including, without limitation, any Other Note or any Mortgage securing any such Other Note, or under any loan document related to such other note constitutes a default under this Note and under the other Loan Documents. When the default under the other note constitutes an Event of Default under that note or the related loan document, an Event of Default also will exist under this Note and the other Loan Documents.

         Section 13. Construction. Unless expressly provided otherwise in this Note, this Note will be construed in accordance with the Exhibit attached to the Mortgage entitled "RULES OF CONSTRUCTION".

         Section 14. Mortgage Provisions Incorporated. To the extent not otherwise set forth in this Note, the provisions of the Articles of the Mortgage entitled "EXPENSES AND DUTY TO DEFEND", "WAIVERS", "NOTICES", and
"MISCELLANEOUS" are applicable to this Note and deemed incorporated by reference as if set forth at length in this Note.

         Section 15. Joint and Several Liability, Successors and Assigns. If Borrower consists of more than one entity, the obligations and liabilities of each such entity will be joint and several. This Note binds Borrower and successors, assigns, heirs, administrators, executors, agents and representatives and inures to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

         Section 16. Absolute Obligation. Except for the Section of this Note entitled "LIMITATION OF LIABILITY", no reference in this Note to the other Loan Documents and no other provision of this Note or of the other Loan Documents will impair or alter the obligation of

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Borrower, which is absolute and unconditional, to pay the Principal, interest at the Fixed Interest Rate and any other amounts due and payable under this Note, as and when required.

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         IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first set forth above.

                            [BORROWER],
                            a Delaware limited liability company

                            By: [_______________], its sole member

                                        By:  [_______________].

                                        By: ____________________________________
                                                  Name:  __________________
                                                  Title:  _________________

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